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                                                                    Exhibit 2.1




                                  [LOGO]




                       CERTIFICATE OF INCORPORATION

                                    OF

                           NIGHTHAWK CAPITAL, INC.


     THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY CERTIFIES THAT DUPLICATE COPIES OF ARTICLES OF INCORPORATION FOR THE INCORPORATION OF

                           NIGHTHAWK CAPITAL, INC.

DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF THE UTAH BUSINESS CORPORATION ACT, HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION OF

                           NIGHTHAWK CAPITAL, INC.

AND ATTACHES HERETO A DUPLICATE COPY OF THE ARTICLES OF INCORPORATION, 120505.






[SEAL]                                   DATED THIS                  2ND DAY
                                                     -------------------
                                         OF       MAY                 , 1986
                                            -------------------------     ---


                                            /s/  [ILLEGIBLE]
                                         ---------------------------------


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                           ARTICLES OF INCORPORATION

                                      OF

                            NIGHTHAWK CAPITAL, INC.


2ND MAY   86
         -------
          BS
         -------
     50.00
----------------

     WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, (hereinafter called the "Act."), adopt the following Articles of Incorporation for such Corporation:


                                   ARTICLE I

                                     NAME

     The name of the Corporation (hereinafter called the "Corporation") is:
NIGHTHAWK CAPITAL, INC.


                                   ARTICLE II

                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.


                                  ARTICLE III

                              PURPOSE AND POWERS

     The general nature of the business to be transacted by this Corporation shall be to invent, develop, market, and otherwise exploit high technology electronic communication systems, both hardware and software components, particluarly systems utilizing security coding and protective transmitting and receiving.

     To do each and everything necessary, suitable or proper for the accomplishment of any of the foregoing purposes or the attainment of any one or more of the subjects hereinabove enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do such acts as fully and to the same extent as

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natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or Corporation.

     The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.


                                ARTICLE IV

                             AUTHORIZED SHARES

     1. The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, having a par value of $ 0.001 (one mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable to any further call or assessment. The total capitalization shall be $ 100,000.00.

     2. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.


                                ARTICLE V

                            PRE-EMPTIVE RIGHTS

     No stockholder of the Corporation shall because of his
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ownership of stock have a pre-emptive or other right to purchase, subscribe for or take part of any or part of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation except as may be otherwise stated in these Articles of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors, to such persons and upon such terms as may to such Board of Directors seem proper without first offering such stock or securities or any part thereof to existing stockholders except as required in Article IV of these Articles of Incorporation.

                                ARTICLE VI

                         COMMENCEMENT OF BUSINESS


     The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of shares.

                                ARTICLE VII

                             VOTING OF SHARES

     Each outstanding share of the Class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder being entitled to vote his or its shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has a right to vote, but the shareholder shall have no right whatsoever to accumulate his or its votes with regard to such election.


                               ARTICLE VIII

    PROVISIONS FOR REGULATION OF THE INTERNAL AFFAIRS OF THE CORPORATION

     1.  MEETINGS OF SHAREHOLDERS

         All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Utah as may be provided in the By-laws of the Corporation. In the absence of any such provision, all such meetings shall be held at the registered office of the Corporation.

     2.  QUORUM OF SHAREHOLDERS

         Unless otherwise provided in the Act of other applicable law, a majority of the shares outstanding, said stock being entitled to vote whether represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders of the Corporation.

     3.  MEETING OF DIRECTORS

         Meetings of the Board of Directors of the Corporation, whether regular or special, may be held either within or without the State of Utah and upon such notice as may be prescribed in the By-laws of the Corporation.

     4.  QUORUM OF DIRECTORS

         The number of directors of the Corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the By-laws of the Corporation.

     5.  DESIGNATION OF COMMITTEES BY THE BOARD OF DIRECTORS

         The Board of Directors may, by a resolution or resolutions
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passed by a majority of the whole board, designate a committee or committees constituting of not less than two (2) directors, which committee or committees to the extent provided in such resolution or resolutions shall have and may exercise all the authority so provided but the designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

     6.  BY-LAWS OF THE CORPORATION

         The initial By-laws of the Corporation shall be adopted by its Board of Directors hereafter unless otherwise provided in the Act. By-laws of the Corporation may be adopted, amended or repealed either by the shareholders or by the Board of Directors; and,

     (a) no By-law shall be adopted by the Directors which shall require more than a majority of the voting for a quorum at a meeting of the shareholders of the Corporation or more than a majority of the votes cast to constitute action by the shareholders except where higher percentages are required by law. The By-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act, other applicable laws and these Articles of Incorporation.

     7.  VACANCY IN THE BOARD OF DIRECTORS

         Any vacancy occurring in the Board of Directors may be filled by affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall also be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of
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the shareholders called for the purpose of electing a director to the office so created.

     8.  SHAREHOLDERS OF RECORD

         The name and address of each shareholder of record of the capital stock of the Corporation as they appear in the stock records of the Corporation shall be conclusive evidence as to who are the shareholders who are entitled to receive notice of any meetings of the shareholders, to examine a complete list of the shareholders who may be entitled to vote at any such meetings and to own, enjoy and exercise any other rights and privileges which are based on the partnership of these shares of stock of the Corporation.

     9.  BOOKS AND RECORDS

         The Corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep its registered office or principle place of business or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number of shares of the Corporation held by each. No shareholder shall have the right to inspect such books and records except as conferred by the Act or other applicable laws unless authorized to do so by a resolution or resolutions of the shareholders or of the Board of Directors.

     10. The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital and before the payment of any dividends or the making of any distribution of profits it may set aside out of net profits or earned surplus of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or the repairing or of any property of the


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Corporation or for an addition to stated capital, capital surplus or earned surplus or for any corporate purpose which the Board of Directors shall deem to be in the best interests of the Corporation subject only to such limitations as the By-laws or the corporation may from time to time impose.

     11. COMPENSATION OF DIRECTORS

         The Board of Directors of the Corporation may, providing the By-laws of the Corporation so provide, make provision for reasonable compensation to its members for their services as directors and establish the basis and conditions upon which such compensation shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive proper compensation therefor.

     12. QUALIFICATION OF DIRECTORS

         The directors of this Corporation need not be stockholders.

     13. NUMBER OF DIRECTORS

         The exact number of directors may from time to time be specified by the By-laws at not less than three nor more than fifteen. When the By-laws do not specify the exact number of directors the number of directors shall be three.

     14. RELIANCE UPON OTHERS

         A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     15. RELIANCE UPON OTHERS' PRUDENT CONDUCT

         No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith if such person:

               (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or;

               (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe or upon financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

               16. CONTRACTS WITH INTERESTED DIRECTORS, DISCLOSURE AND VOTING

                   A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member or any Corporation of which any director is an officer, director or stockholder is in any way interested in such transaction or contract provided that at the meeting of the Board of Directors or of a committee hereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or Corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.
Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified

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or approved as herein provided, by reason of the fact that he or any firm of which he is a member, or any Corporation of which he is a stockholder, director, or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association or Corporation in which he may be in any interested. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by each and every stockholder of the Corporation, but this shall not be constituted as requiring the submission of any contract to the stockholders for approval.

     17. RATIFICATION OF ACTS OF DIRECTORS

         The directors may submit any contract or transaction for approval at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose, and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the Corporation and all its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the Corporation or for any other reason.

     18. The Corporation may in its By-laws make any other provisions or requirements for the management or conduct of the business of the Corporation, provided the same is not inconsistent with the provisions of these Articles of Incorporation or contrary to the laws of the State of Utah or the United States.

               19. The Corporation may issue and sell its authorized shares without par value from time to time in the absence of fraud in the transaction for such considerations as may from time to time be fixed by the Board of Directors, and sell and dispose of any stocks having a par value for such consideration permitted by law, as the Board of Directors may from time to time determine without other authority, consent, or vote of the stockholders of the Corporation of any class or classes.

               20. AMENDMENTS OF THESE ARTICLES OF INCORPORATION

                   The Corporation reserves the right to amend, alter or repeal or to add provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the shareholders of the Corporation by these Articles of Incorporation and any amendments hereto are granted subject only to this reservation.


ARTICLE IX

INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT

               1.  REGISTERED OFFICE

                   The address of the initial registered office of the Corporation is: 3760 South Highland Drive Suite 407, Salt Lake City, Utah 84106

               2.  REGISTERED AGENT

                   The name of the initial registered agent of the Corporation is: Jerry Peterson.

                                            /s/ Jerry Peterson
                                       ------------------------------
                                       Jerry Peterson


                              ARTICLE X

                     DIRECTORS AND INCORPORATORS

               1.  THE INCORPORATORS AND INITIAL BOARD OF DIRECTORS

                   The Incorporators and the initial Board of Directors of the Corporation shall consist of three members and their respective names and addresses are:


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NAME                                       ADDRESS
----                                       -------

Jerry Peterson          3760 S Highland Drive Salt Lake City, Utah 84106
Julie Harmon            3760 S Highland Drive Salt Lake City, Utah 84106
Jeri Pettersson         3760 S Highland Drive Salt Lake City, Utah 84106


which directors shall hold office until the first meeting of the shareholders of the corporation and until their successors shall have been elected and qualified.

     2.  SUBSEQUENT BOARD OF DIRECTORS

         At the first meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders.
Each director so elected shall hold office for the term for which he is elected until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.



/s/ Jerry Peterson
-----------------------------
Jerry Peterson


/s/ Julie Harmon
-----------------------------
Julie Harmon


/s/ Jeri Pettersson
-----------------------------
Jeri Pettersson

Executed this 1st day of May, 1986


STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )


     I, David R. Yeaman a Notary Public, hereby certify that on the 1st day of May, 1986 personally appeared before me Jerry Peterson, Julie Harmon, and Jeri Pettersson, who being by me duly sworn for themselves, declared that they are the persons who signed the foregoing document as incorporators, and that the statements contained therein are true.


     IN WITNESS WHEREOF, I have hereunto sent my hand and seal this 1st day of May, 1986.


NOTARY PUBLIC          :               /s/  David R. Yeaman
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RESIDING AT            :   Salt Lake County
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MY COMMISSION EXPIRES  :   4-28-89
                        --------------------------------------------------